1990 STOCK OPTION PLAN
                        As amended and restated through 3/5/97


          1.   PURPOSES OF THE PLAN.

               The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, and to promote the success of the Company's business. Options granted hereunder may be either incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee.

          2.   DEFINITIONS.

               As used herein, and in any Option granted hereunder, this following definitions shall apply:
               (a)  "BOARD"  shall mean  the  Board  of  Directors  of  the
          Company.
               (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.
               (c)  "COMMON  STOCK"  shall  mean the  Common  Stock  of the
                    Company.
               (d) "COMPANY" shall mean USCS International, Inc., a Delaware corporation.
               (e) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan if the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.
               (f) "CONTINUOUS EMPLOYMENT" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.
               (g) "DISINTERESTED PERSON" shall mean a person who has not at any time within one year prior to service as a member of the Committee (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company or any Parent or Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c)(2)(i)(A) or (B) promulgated under the Exchange Act.
               (h) "EMPLOY" shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.
               (i) "EXCHANGE ACT" shall mean the Security Exchange Act of 1934, as amended.
               (j) "INCENTIVE STOCK OPTION" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.
               (k) "NONSTATUTORY STOCK OPTION" will mean an Option granted under the Plan that is subject to the provisions of
                    Section 1 83-7 of the Treasury Regulations promulgated under Section 83 of the Code.
               (l) "OPTION" shall mean a stock option granted pursuant to the Plan.
               (m) "OPTION AGREEMENT" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.
               (n) "OPTIONED SHARES" shall mean the Common Stock subject to an Option.
               (o) "OPTIONEE" shall mean an Employee, Non-Employee Director or Consultant who receives an Option.
               (p) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined by Section 424(e) of the Code.
               (q)  "PLAN" shall mean this 1990 Stock Option Plan.
               (r) "REGISTRATION DATE" shall mean June 21, 1996, the effective date of the first registration statement filed by the Company pursuant to Section 12(g) of the Exchange Act with respect to any class of the Company's equity securities.
               (s) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.
               (t) "SHARE" shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 11 of the Plan.
               (u) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in
                    Section 424(f) of the Code.

          3.   STOCK SUBJECT TO THE PLAN.

               Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,039,500 Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock if an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall, unless the Plan shall have been terminated, become available for other Option grants under the Plan.

               The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR Section 230.701 promulgated by the Securities and Exchange Commission pursuant to such Act. The Committee shall designate which Options granted under the Plan by the Company are intended to be granted in reliance on Rule 701.

          4.   ADMINISTRATION OF THE PLAN.

               (a) PROCEDURE. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan. Subject to such terms and conditions, as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

                    Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining this existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

                    The Committee shall meet at such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

               (b) PROCEDURE AFTER REGISTRATION DATE. Notwithstanding subsection (a) above, after the date of registration of the Company's Common Stock on a national securities exchange or the Registration Date, the Plan shall be administered either by: (i) the full Board, provided that all members of the Board are Disinterested Persons; or (ii) a Committee of three (3) or more directors, each of whom is a Disinterested Person. After such date, the Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 13 of the Plan, and said regulations.

               (c) POWERS OF THE COMMITTEE. Subject to provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Directors or consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option:
                    (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan;
                    (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option: (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee: (vi) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options: (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan; and (x) to designate which Options granted under the Plan will be issued in reliance on Rule 701.

               (d) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

          5.   ELIGIBILITY

               (a) PERSONS ELIGIBLE FOR OPTIONS. Options under the Plan may be granted only to Employees whom the Committee, in its sole discretion, may designate from time to time. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of
                    Section 8(a) of the Plan) of the Shares subject to one or more incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under ail stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant data)); all grants in excess of the $100,000 limit are designated as Nonstatutory Stock Option.

               (b) NO RIGHT TO CONTINUING EMPLOYMENT. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent of Subsidiary) to terminate such employment or service at any time.

          6.   TERM OF PLAN

               The Plan small become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 18 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

          7.   TERM OF OPTION

               Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No incentive Stock Option small be exercisable after the expiration of ten (10) years from the date such Option is granted; provided that, no incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

          8.   EXERCISE PRICE AND CONSIDERATION

               (a) EXERCISE PRICE. Except as provided in subsection (b) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than, in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted, provided that, in the case of any Optionee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be 110% of fair market value on the date the Incentive Stock Option is granted. Fair market value of the Common Stock shall be determined by the Committee, using such criteria as it deems relevant; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed an a national securities exchange (within the meaning of Section 6 of the Exchange Act) or on the NASDAQ National Market System, (or any successor national market system), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in THE WALL STREET JOURNAL.

               (b) TEN PERCENT STOCKHOLDERS. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such option is at least equal to 110 percent (110%) of the fair market value of such Shares on the grant date determined by the Committee in the manner set forth in subsection (a) above.

               (c) CONSIDERATIONS. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the Sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

          9.   EXERCISE OF OPTION.

               (a) VESTING PERIOD. Any Option granted hereunder shall be exercised at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

               (b) EXERCISE PROCEDURES. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company.

                    An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duty authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the
                    Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 11 of the Plan. After the Registration Date, the exercise of an Option by any person subject to short-swing trading liability under
                    Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule 16b-3(d) or (e) promulgated under the Exchange Act.

               (c) DEATH OF OPTIONEE. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90)-day period immediately prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first.

               (d) DISABILITY OF OPTIONEE. In the event of the disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety
                    (90)-day period prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

               (e) TERMINATION OF STATUS AS EMPLOYEE. If an Optionee shall cease to be an Employee for any reason other than disability or death, the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period. Upon such exercise and if so provided in the Restricted Stock Transfer Agreement, the Company may, but only within ninety (90) days (or such other period of time as is determined by the Committee) after the date of such exercise, repurchase from the Optionee the Optionee's Option Shares at the higher of the original purchase price for the Option Shares or fair market value (as determined by the Company's Board of Directors) of the Option Shares on the date of termination of employment. The right to repurchase shall be exercisable for cash or cancellation of purchase money indebtedness.

               (f) EXERCISE OF OPTION WITH STOCK AFTER REGISTRATION DATE. After the Registration Date, the Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee, in accordance with the provisions of Section 8(a) of the Plan. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

               (g) TAX WITHHOLDING. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash, (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (ii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

                    Any withholding of Optioned Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the following conditions:

               (i) An advance election to withhold Optioned Shares in Settlement of a tax liability must satisfy the requirements of Rule 16b-3(d)(1)(i), regarding participant-directed transactions;

               (ii) Absent  such an election,  the withholding  of Optioned
                    Shares to settle a tax liability may occur only during the quarterly window period described in Rule 16b-3(e);

               (iii) Absent an advance election or window-period withholding, the Optionee may deliver shares, of Common Stock owned prior to the exercise of an Option to settle a tax liability arising upon exercise of to Option, in accordance with Rule 16b-3(f); or

               (iv) The  delivery of  previously acquired shares  of Common
                    Stock (but not the withholding of newly acquired Shares) will be allowed where an election under Section 83(b) of the Code accelerates the Tax Date to a day that occurs less than six (6) months after the advance election and is not within to quarterly window period described in Rule 16b-3(e).

                    Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including without limitation any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee. Shares withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereafter.

          10.  NON-TRANSFERABILITY OF OPTIONS.

               An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by this Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

               Subject to any required action by the stockholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock affected with receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

               If the Company dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange or is party to a merger or reorganization in which it is not the surviving corporation (a "Change in Control"), then fifty percent (50%) of the unvested portion of each Option held at least six (6) months prior to the effective date of a Change of Control shall immediately vest and each Option shall be exercisable by tho holder thereof for a period of not less than thirty (30) days prior to such Change in Control, provided, however, that the Optionee shall be given not less than thirty (30) days notice of such Change of Control and within such time period may exercise his or her Options in whole or in part. All Options shall terminate in their entirety to the extent not exercised on or prior to such thirty (30) day period.

          12.  TIME OF GRANTING OPTIONS.

               Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

          13.  AMENDMENT AND TERMINATION OF THE PLAN.

               The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

          14.  CONDITIONS UPON ISSUANCE OF SHARES.

               Shares shall not be issued with respect to an Option granted under to Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell of distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          15.  RESERVATION OF SHARES.

               During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect to the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

          16.  INFORMATION TO OPTIONEE.

               During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its financial statements at least annually.

          17.  OPTION AGREEMENT.

               Options granted under the Plan shall be evidenced by Option Agreements.

          18.  STOCKHOLDER APPROVAL.

               The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted. Any option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of such options shall not be counted in determining whether such approval is obtained. Any amendments to the Plan which require stockholder approval shall be by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.